Exhibit 99.1
`
FOR IMMEDIATE RELEASE	OCTOBER 24, 2007

Investor Relations Contact:	Media Relations Contact:
Sujal Shah	Robert Guenther
610-712-5471	610-712-1514
sujal.shah@lsi.com	robert.guenther@lsi.com
LSI REPORTS THIRD QUARTER 2007 RESULTS
Third Quarter 2007 Revenues Exceed Guidance
Third Quarter News Release Summary
▪ Third quarter 2007 revenues of $727 million
▪ Third quarter 2007 GAAP* net loss of 20 cents per diluted share
▪ Third quarter 2007 non-GAAP** net income of 6 cents per diluted share
▪ Cash and short-term investments of $1.1 billion
Fourth Quarter 2007 Business Outlook
▪ Projected revenues of $700 million to $730 million [1]
▪ GAAP* net income in the range of minus 9 to plus 3 cents per diluted share
▪ Non-GAAP** net income in the range of 5 to 9 cents per diluted share

[1]	On October 24, 2007, LSI announced that it had completed the sale of its mobility business. Revenue guidance for the fourth quarter includes revenue from that business only through the date of sale.
*	Generally Accepted Accounting Principles.
**	Excludes stock-based compensation, amortization of acquisition-related intangibles, restructuring of operations and other items, net, purchase accounting effect on inventory, loss on write-down of equity securities and acquired in-process research and development. It also excludes the income tax effect associated with the above mentioned items.

BROAD-BASED END CUSTOMER DEMAND FUELS STRONG
SEQUENTIAL GROWTH
MILPITAS, Calif., October 24, 2007 – LSI Corporation (NYSE: LSI) today reported third quarter 2007 revenues of $727 million, compared to $493 million in the third quarter of 2006 and $670 million in the second quarter of 2007.
Third quarter 2007 GAAP* net loss was $141 million or 20 cents per diluted share, compared to third quarter 2006 GAAP net income of $44 million or 11 cents per diluted share. Third quarter 2007 GAAP results compare to second quarter 2007 GAAP net loss of $378 million or 50 cents per diluted share. Third quarter 2007 GAAP net loss included a net charge of $184.7 million from special items, including $101.2 million of restructuring costs relating primarily to the sale of our mobility business, $70.6M in the amortization of acquisition-related items and $21.8 million of stock-based compensation expense.
Third quarter 2007 non-GAAP** net income was $44 million or 6 cents per diluted share, compared to third quarter 2006 non-GAAP net income of $65 million or 16 cents per diluted share. Second quarter 2007 non-GAAP net loss was $14 million or 2 cents per diluted share.
Cash and short-term investments totaled approximately $1.1 billion at quarter end. LSI also announced today that to date it has purchased approximately 67.3 million shares of its common stock for approximately $549 million under two repurchase authorizations totaling $1 billion.
“Our solid quarterly results were driven by strong end customer demand in our storage and networking businesses and by achieving substantial cost reductions during our second full quarter of combined operations with Agere,” said Abhi Talwalkar, LSI president and chief executive officer. “Since the beginning of the third quarter, we have made significant progress on completing the first phase of our three-phase business acceleration plan, including completing the sale of our consumer products business to Magnum Semiconductor, our mobility products business to Infineon Technologies and our Thai final assembly and test operations to STATS ChipPAC.
“As a more focused company, we are now experiencing a significantly higher level of engagement with our customers and substantial increases in design win opportunities,” added Talwalkar. “We are also continuing to execute our strategy to invest for long-term revenue growth in our core areas of storage and networking, acquiring Tarari, Inc., a recognized leader in deep packet inspection technology that enables advanced security and network control for service provider and enterprise networks. Through these initial actions and our strong focus, we are poised to achieve our long-term growth and profitability objectives.”

Bryon Look, LSI chief financial officer, said, “We experienced healthy demand in both our semiconductor and storage systems segments, with double-digit sequential revenue growth in storage and networking semiconductors. Our continuing focus on driving organizational efficiencies and maintaining tight controls contributed to significantly lower operating expenses and improved margins.”
LSI Fourth Quarter 2007 Business Outlook

	GAAP*	Special Items	Non-GAAP**
Revenue	$700 million to $730 million		$700 million to $730 million
Gross Margin	36 – 41%	$30 to $50 million	43 – 45%

Operating Expenses	$270 million to $300 million	$25 to $45 million	$245 million to $255 million
Net Other Income	$2 million		$2 million

Tax	Approximately $12 million		Approximately 25%
Net (Loss)/Income Per Share	($0.09) to $0.03	($0.06) to ($0.14)	$0.05 to $0.09

Diluted Share Count	700 million		705 million
Capital spending is projected to be around $20 million in the fourth quarter and approximately $60 million in total for 2007.
Fourth quarter depreciation and software amortization is expected to be approximately $20 million.
LSI Conference Call Information
LSI will hold a conference call today at 2 pm PDT to discuss third quarter financial results and the fourth quarter 2007 business outlook. Internet users can access the conference call at http://www.lsi.com/webcast. Subsequent to the conference call, a replay will be available at the same web address or may be accessed by calling 1-866-410-5843 within the U.S. and 1-203-369-0645 for all other locations.
Forward Looking Statements: This news release contains forward-looking statements that are based on the current opinions and estimates of management. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could cause LSI’s actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to: the challenges and costs of integrating and restructuring our operations and achieving anticipated synergies following our recent acquisition of Agere Systems; our ability to successfully and timely transition our assembly and test operations to third parties; fluctuations in the timing and volumes of customer demand; our reliance on major customers and suppliers; our ability to compete successfully in competitive markets; our ability to keep up with rapid technological change; the unavailability of appropriate levels of manufacturing capacity; and general industry and market conditions. For additional information, see the documents filed by LSI with the SEC, and specifically the risk factors set forth in the company’s most recent reports on Form 10-K and 10-Q.

LSI disclaims any intention or obligation to update or revise any forward looking statements, whether as a result of new information, future events or otherwise.
About LSI
LSI Corporation (NYSE: LSI) is a leading provider of innovative silicon, systems and software technologies that enable products which seamlessly bring people, information and digital content together. The company offers a broad portfolio of capabilities and services including custom and standard product ICs, adapters, systems and software that are trusted by the world’s best known brands to power leading solutions in the Storage and Networking markets. More information is available at www.lsi.com.
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Editor’s Notes:
1.	All LSI news releases (financial, acquisitions, manufacturing, products, technology etc.) are issued exclusively by PR Newswire and are immediately thereafter posted on the company’s external website, http://www.lsi.com.

2.	The LSI logo design is a trademark of LSI Corporation.

3.	All other brand or product names may be trademarks or registered trademarks of their respective companies.

Exhibit 99.1
LSI CORPORATION
Consolidated Condensed Statements of Operations (GAAP)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	July 1,	October 1,	September 30,	October 1,
	2007	2007	2006	2007	2006
Revenues	$727,415	$669,939	$492,978	$1,862,769	$1,458,497

Cost of revenues	411,866	395,607	276,725	1,071,143	824,565
Purchase accounting effect on inventory	—	47,904	—	47,904	—
Amortization of acquisition related intangibles	64,860	71,310	6,436	141,455	28,453
Stock-based compensation expense	2,824	3,148	1,719	7,916	5,702

Total cost of revenues	479,550	517,969	284,880	1,268,418	858,720

Gross profit	247,865	151,970	208,098	594,351	599,777

Research and development	173,375	192,955	98,625	465,460	292,096
Stock-based compensation expense	8,916	8,978	3,908	22,611	13,073

Total research and development	182,291	201,933	102,533	488,071	305,169

Selling, general and administrative	88,769	97,440	54,878	243,296	176,411
Amortization of acquisition related intangibles	5,714	6,676	—	12,390	—
Stock-based compensation expense	10,035	10,687	5,398	25,245	17,379

Total selling, general and administrative	104,518	114,803	60,276	280,931	193,790

Restructuring of operations and other items, net	101,231	25,920	2,614	119,071	(13,384)
Acquired in-process research and development	—	176,400	—	182,900	—

(Loss)/income from operations	(140,175)	(367,086)	42,675	(476,622)	114,202

Interest expense	(9,033)	(9,049)	(6,556)	(21,972)	(19,314)
Interest income and other, net	11,808	10,790	13,066	33,129	32,912

(Loss)/income before income taxes	(137,400)	(365,345)	49,185	(465,465)	127,800
Provision for income taxes	3,200	12,500	5,575	23,156	17,175

Net (loss)/income	$(140,600)	$(377,845)	$43,610	$(488,621)	$110,625

(Loss)/income per share:
Basic	$(0.20)	$(0.50)	$0.11	$(0.78)	$0.28

Diluted	$(0.20)	$(0.50)	$0.11	$(0.78)	$0.27

Shares used in computing per share amounts:
Basic	715,733	751,114	399,613	623,692	397,408

Diluted	715,733	751,114	403,715	623,692	403,779

A reconciliation between net (loss)/income on a GAAP basis to a non-GAAP net (loss)/income is included below.
Reconciliation of GAAP to Non-GAAP net (loss)/income:

	Three Months Ended			Nine Months Ended
	September 30,	July 1,	October 1,	September 30,	October 1,
	2007	2007	2006	2007	2006
GAAP net (loss)/income	$(140,600)	$(377,845)	$43,610	$(488,621)	$110,625

Special items:
a) Stock-based compensation expense — Cost of revenues	2,824	3,148	1,719	7,916	5,702
b) Stock-based compensation expense — R&D	8,916	8,978	3,908	22,611	13,073
c) Stock-based compensation expense — SG&A	10,035	10,687	5,398	25,245	17,379
d) Amortization of acquisition related intangibles — Cost of revenues	64,860	71,310	6,436	141,455	28,453
e) Amortization of acquisition related intangibles — SG&A	5,714	6,676	—	12,390	—
f) Purchase accounting effect on inventory	—	47,904	—	47,904	—
g) Restructuring of operations and other items, net	101,231	25,920	2,614	119,071	(13,384)
h) Acquired in-process research and development	—	176,400	—	182,900	—
i) Loss/(gain) on sale/write-down of certain equity securities		2,396	(787)	2,396	(2,216)
j) Income tax effect	(8,916)	10,264	1,738	979	1,421

Total special items	184,664	363,683	21,026	562,867	50,428

Non-GAAP net income/(loss)	$44,064	$(14,162)	$64,636	$74,246	$161,053

Non-GAAP income/(loss) per share:
Basic	$0.06	$(0.02)	$0.16	$0.12	$0.41

Diluted*	$0.06	$(0.02)	$0.16	$0.12	$0.40

Shares used in computing Non-GAAP per share amounts:
Basic	715,733	751,114	399,613	623,692	397,408

Diluted	720,317	751,114	431,713	632,563	406,791

*	In computing non-GAAP diluted earnings per share for the three month period ended October 1, 2006, net income was increased by $3,500 for interest, net of taxes, on the $350 million convertible notes considered dilutive common stock equivalents.
Reconciliation of shares used in the calculation of GAAP to
Non-GAAP diluted net (loss)/income per share:

	Three Months Ended			Nine Months Ended
	September 30,	July 1,	October 1,	September 30,	October 1,
	2007	2007	2006	2007	2006
Diluted shares used in per-share calculation — GAAP	715,733	751,114	403,715	623,692	403,779
Dilutive stock awards	4,584	—	1,918	8,871	3,012
Effect of $350 million convertible notes considered dilutive	—	—	26,080	—	—
Diluted shares used in per-share calculation — Non-GAAP	720,317	751,114	431,713	632,563	406,791

LSI CORPORATION
Consolidated Condensed Balance Sheets
(In millions)
(Unaudited)

	September 30,	July 1,	December 31,
	2007	2007	2006
Assets

Current assets:
Cash and short-term investments	$1,097.9	$1,158.3	$1,008.9
Accounts receivable, net	436.0	424.4	348.6
Inventories	218.4	285.0	209.5
Prepaid expenses and other current assets	708.2	252.4	68.7

Total current assets	2,460.5	2,120.1	1,635.7

Property and equipment, net	236.5	246.1	86.0
Goodwill and other intangibles	3,701.4	4,231.8	991.8
Other assets	226.0	227.1	138.6

Total assets	$6,624.4	$6,825.1	$2,852.1

Liabilities and Stockholders’ Equity

Current liabilities:
Other current liabilities	$746.9	$699.4	$526.8
Current portion of long-term debt	—	—	—

Total current liabilities	746.9	699.4	526.8

Long-term debt	718.7	719.5	350.0
Pension, tax and other liabilities	520.4	519.7	79.4

Total liabilities	1,986.0	1,938.6	956.2

Minority interest in subsidiary	0.2	0.2	0.2

Stockholders’ equity:
Common stock and additional paid-in capital	6,335.0	6,453.6	3,106.2
Accumulated deficit	(1,716.5)	(1,575.9)	(1,220.3)
Accumulated other comprehensive income	19.7	8.6	9.8

Total stockholders’ equity	4,638.2	4,886.3	1,895.7

Total liabilities and stockholders’ equity	$6,624.4	$6,825.1	$2,852.1

LSI CORPORATION
Statement of Cash Flows
(In thousands, except where noted)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	July 1,	October 1,	September 30,	October 1,
	2007	2007	2006	2007	2006
Operating Activities:
Net (loss)/income	$(140,600)	$(377,845)	$43,610	$(488,621)	$110,625
Adjustments:
Depreciation & amortization *	96,545	101,599	17,527	216,720	65,693
Stock-based compensation expense	21,775	22,813	11,025	55,772	36,154
Non-cash restructuring and other items	88,155	(29)	173	88,354	(2,576)
Acquired in-process research and development	—	176,400	—	182,900	—
Gain on sale of intellectual property	—	—	—	—	(15,000)
Gain on sale of Gresham manufacturing facility and associated intellectual property	—	—	—	—	(12,553)
Write-off of intangible assets acquired in a purchase business combination	—	—	—	—	3,325
Non-cash foreign exchange loss/(gain)	7,109	(4,277)	(941)	3,221	(472)
Loss/(gain) on sale/write-down of equity securities	—	2,396	(787)	2,396	(1,998)
(Gain)/loss on sale of property and equipment	(11)	160	(240)	(9,513)	(245)
Changes in deferred tax assets and liabilities	(1,327)	(5,501)	4	(6,797)	24
Changes in assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable	(6,167)	104,715	(9,460)	143,998	3,063
Inventories	49,906	64,896	(10,148)	95,148	7,158
Prepaid expenses and other assets	1,197	9,299	(7,403)	35,061	(13,380)
Accounts payable	(3,567)	(94,585)	(9,904)	(134,621)	(1,161)
Accrued and other liabilities	(14,202)	29,840	13,303	658	17,104

Net cash provided by operating activities	98,813	29,881	46,759	184,676	195,761

Investing activities:
Purchases of debt securities available-for-sale	(31,851)	(61,606)	(116,196)	(154,087)	(498,408)
Proceeds from maturities and sales of debt securities available-for-sale	118,897	199,740	96,494	493,029	302,407
Purchases of convertible notes/equity securities	(7,500)	(3,000)	(3,000)	(10,500)	(8,150)
Proceeds from sale of equity securities	—	—	2,511	—	6,092
Purchases of property, equipment and software	(36,272)	(20,211)	(15,587)	(76,986)	(44,244)
Proceeds from sale of property and equipment	5	1,274	49	13,790	89
Proceeds from sale of Consumer	22,555	—	—	22,555	—
Proceeds from sale of intellectual property	—	—	7,670	—	22,670
Proceeds from sale of Fort Collins facility	—	—	—	—	10,998
Proceeds from sale of Colorado Springs facility	—	—	—	—	7,029
Proceeds from sale of Gresham manufacturing facility	—	—	15,000	—	96,426
Proceeds from sale of Gresham manufacturing facility associated intellectual property	—	—	—	—	5,100
Acquisitions of companies, net of cash acquired	—	517,712	—	465,633	—
Adjustment to goodwill acquired in a prior year for resolution of a pre-acquisition income tax contingency	—	—	1,373	2,442	1,373

Net cash provided by/(used in) investing activities	65,834	633,909	(11,686)	755,876	(98,618)

Financing activities:
Issuance of common stock	7,077	16,246	3,868	28,994	36,005
Purchase of common stock under repurchase program	(148,758)	(400,355)	—	(549,113)	—

Net cash (used in)/provided by financing activities	(141,681)	(384,109)	3,868	(520,119)	36,005

Effect of exchange rate changes on cash and cash equivalents	1,497	268	15	1,700	613

Increase in cash and cash equivalents	24,463	279,949	38,956	422,133	133,761

Cash and cash equivalents at beginning of period	725,470	445,521	359,454	327,800	264,649

Cash and cash equivalents at end of period	$749,933	$725,470	$398,410	$749,933	$398,410

*	Depreciation of fixed assets, amortization of intangible assets, software, capitalized intellectual property and debt issuance costs.

LSI CORPORATION
Selected Financial Information (GAAP)
(In millions, except where noted)
(Unaudited)

	Three Months Ended
	September 30,	July 1,	October 1,
	2007	2007	2006
Semiconductor revenues	$530.0	$484.8	$313.3
Storage Systems revenues	$197.4	$185.1	$179.7
Total revenues	$727.4	$669.9	$493.0
Percentage change in revenues-qtr./qtr. ( a )	8.6%	43.9%	0.7%
Percentage change in revenues-yr./yr. ( b )	47.6%	36.8%	2.3%

Days sales outstanding	54	57	58
Days of inventory	41	50	59
Current ratio	3.3	3.0	2.5
Quick ratio	2.1	2.3	2.1

Gross margin as a percentage of revenues	34.1%	22.7%	42.2%
R&D as a percentage of revenues	25.1%	30.1%	20.8%
SG&A as a percentage of revenues	14.4%	17.1%	12.2%

Employees ( c )	8,302	9,138	3,884
Revenues per employee (in thousands) ( d )	$350.5	$293.3	$507.7

Selected Cash Flow information
Purchases of property and equipment ( e )	$13.4	$8.6	$6.0
Depreciation / amortization ( f )	$24.6	$21.0	$10.5

( a )	Represents sequential quarter growth in revenues.

( b )	Represents growth in revenues in the quarter presented as compared to the same quarter of the previous year.

( c )	Actual number of employees at the end of each period presented.

( d )	Revenues per employee is calculated by annualizing revenues for each quarter presented and dividing it by the number of employees.

( e )	Excludes purchases of software.

( f )	Represents depreciation of fixed assets and amortization of software.